SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):        November 6, 2012

CIRRUS LOGIC, INC.
(Exact name of Registrant as specified in its charter)

Delaware	0-17795	77-0024818
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

800 W. 6th Street, Austin, TX	78701
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   (512) 851-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05    Costs Associated with Exit or Disposal Activities.

On November 6, 2012, Cirrus Logic, Inc. (the “Company”) committed to a plan (the “Plan”) to close its Tucson, Arizona design center and move those operations, including development efforts related to motor control technology, to the Company’s headquarters in Austin, Texas.  This restructuring will eliminate approximately 25 employees in Tucson, Arizona, or 4% of the Company’s total workforce, as well as relocate to Austin, Texas approximately 20 positions, which are primarily research and development positions. The Company anticipates the closure to be materially completed by December 31, 2012.

The Company estimates that it will incur a one-time charge for relocation, severance-related items and facility related costs to operating expenses totaling approximately $3.5 million to $4.0 million, which will be paid over the remainder of the 2012 calendar year through calendar year 2015.  This estimate includes: (i) up to $1.5 million in relocation and related costs; and (ii) up to $2.5 million in facility related costs and other employee related charges. The Company expects approximately $2.0 million in cash expenditures under the Plan, and does not anticipate any significant cash outlays related to the disposition of assets impaired under the Plan. In addition, the Company anticipates annualized savings of approximately $2.0 million to $2.5 million from this action along with a significantly more effective product development structure.

Item 7.01    Regulation FD Disclosure.

On November 7, 2012, the Company issued a press release announcing the relocation of its development efforts related to motor control technology from Tucson, Arizona, to Austin, Texas. A copy of the press release is attached hereto as Exhibit 99.1. In addition, the Company indicated in the “Ask the CEO” update described in Item 8.01 that the relocation of these development efforts does not change the Company’s previous Q3 FY13 combined R&D and SG&A expense guidance.

Item 8.01    Other Events.

On November 7, 2012, the Company posted on its website an update to the “Ask the CEO” detailing current information regarding the Company. The “Ask the CEO” questions and answers can be found at http://investor.cirrus.com/asktheCEO.cfm. Cirrus Logic encourages investors to visit its investor website from time to time, as information is updated and new information is posted.

The information contained in Items 7.01 and 9.01 in this Current Report on Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Except for historical information contained herein, the matters set forth in this Current Report on Form 8-K contain forward-looking statements, including the Company’s anticipated cost and timing of the closure of its Tucson, Arizona design center, the Company’s combined research and development and selling, general, and administrative expense levels, and share-based compensation expense. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to, the ability to achieve cost savings and efficiencies through consolidation; the timing and cost of the Company’s design center closure, including without limitation the timing of cash expenditures.  Additional information regarding these and other risk factors are listed in our Form 10-K for the year ended March 31, 2012, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov.

Item 9.01     Financial Statements and Exhibits.

(d)            Exhibits

Exhibit	Description

Exhibit 99.1	Press release dated November 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CIRRUS LOGIC, INC.

Date:	November 7, 2012	By:	/s/ Thurman K. Case
Name: Thurman K. Case
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 7, 2012.